UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 16, 2020

Achison Inc
(Exact name of registrant as specifi ed in its charter)

New York
(State or other jurisdiction of incorporation or organization)

0001672571
(Commissions File Number)

47-2643986
(I.R.S. Employer Identification Number)

135-22 Northern Blvd, 2nd Fl, Flushing, NY11354
Address of principal executive offi ces)      (Zip Code)

Registrant's telephone number, including area code: 917-470-5393

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01

On or about February 1, 2019, Achison Inc and China Democarcy Party Foundation Inc agreed to cancelled the 5,000 shares of Achison Inc, which China Democracy Party Foundation Inc was holding.

China Democracy Party Foundation Inc was a not-for-profit incorporation, and it wasn't a more than 10% shareholder of Achison Inc, so we believed that it wasn't acording for the ownership reporting request of SEC..

There were only 5,000 shares of Achison Inc to be cancelled, it wouldn't affect the business running of Achison Inc, and it wouldn't affect any other shareholders of Achison Inc, so we believed that it wasn't acording for the current reporting request of SEC..

Because FINRA was concerning this matter when we were filing Form 211, so we decided to file this Form 8-K in SEC now.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Dingshan Zhang
Dingshan Zhang, President
Date: March 16, 2019